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                                                                    EXHIBIT 99.3

                                     [LOGO]
                             Dwight Darby & Company
                          Certified Public Accountants




                                 March 10, 2000


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street N.W.
Washington, D.C. 20540

     Re: Centerstate Banks of Florida, Inc.

     We have had the opportunity to review the disclosure by Centerstate Banks of Florida, Inc. in the registration statement and agree with the statements made by the issuer.

                                                    /s/ DWIGHT DARBY & COMPANY

                                                   Certified Public Accountants




  611 South Magnolia Avenue * Tampa, Florida 33606-2799 * (813) 251-2411 * FAX
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                        of Certified Public Accountants
                     Independent Member B K R International